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Exhibit 3.22

TMG OVERSEAS, S.A.
ESTATUTOS SOCIALES

        PRIMERO.- El nombre de la Sociedad es:-TMG OVERSEAS, S.A.

        SEGUNDO.- La naturaleza del negocio que esta Sociedad iniciará, emprenderá fomentará y llevará a cabo, dentro y fuera de la República de Panamá es la siguiente:

  (A)
  Establecer, gestionar y llevar a cabo en general el negocio de financiamiento, organizar y llevar a cabo, ayudar, promover, asistir o participar financieramente o de cualquier otra manera, en la organización, re-organización o liquidación de toda clase de sociedades, firmas, entidades, asociaciones o consorcio financieros, ya sea de una naturaleza comercial, industrial o de cualquier otra índole; vender o disponer de toda clase de negocios, contratos, inversiones o de participación en los mismos y actuar como mandatario, comisionista o agente para cualesquiera de los fines antes indicados, y en general para cualquier sociedad, consorcio o entidad o de cualquiera otra índole.

  (B)
  Adquirir acciones en empresas colombianas de estibadores y terminal de contenedores y en cualesquiera países del mundo; adquirir y arrendar contenedores; realizar operaciones de armador; arrendar y dar en arrendamiento buques.

  (C)
  Construir, comprar, vender, permutar, fletar, adquirir el dominio o el uso de, operar como dueña fletadora u operadora de, administrar, equipar y tripular toda clase de naves y barcos de todo tipo, cualesquiera que sean sus medios de propulsión.

  (D)
  Construir toda clase de edificios y estructuras relacionadas con cualquier clase de industrias o negocios de lícito comercio o marítimos, almacenaje de mercancías, su embarque y transporte.

  (E)
  Actuar como corredora de naves, de aduana y de seguros marítimos y administrar las propiedades o bienes e inversiones que el comercio marítimo y el negocio de navieros y el movimiento de buques requiera.

  (F)
  Actuar como principal o agente en todas las gestiones relacionadas con el comercio marítimo dentro de los fines de ésta Sociedad.

  (G)
  Solicitar del Gobierno de la República de Panamá o de cualquiera otro gobierno en donde fuere necesario y por los trámites que la Ley requiera, patentes de naturalización de naves y permisos para alistamiento de tripulación para y de zarpe de, los barcos a ella encomendados.

  (H)
  Efectuar operaciones mediante documentos negociables y bienes raíces relacionados con el comercio de navegación y el negocio de navieros y movimientos de barcos requiera.

  (I)
  Negociar en patentes de invensión y mejoras de procedimientos patentados que se relacionen con los negocios del comercio marítimo en general.

  (J)
  Dar y tomar en préstamo sumas de dinero, girar, aceptar, endosar, descontar y emitir pagarés, letras de cambio y cualesquiera otros documentos negociables asegurados con prenda, hipoteca, fideicomisos, fianzas personales o cualquier otra garantía aceptable usualmente en el comercio en general.

  (K)
  Comprar, vender y en general negociar con las acciones de su propio capital según lo ordene la Junta Directiva.

  (L)
  Comprar, adquirir, garantizar, retener, vender, ceder, transferir, hipotecar, dar prenda o de otra manera disponer de garantizar con acciones del capital, de o bonos, valores u otros comprobantes de débito creados por otras sociedades anónimas dedicadas a actividades marítimas comerciales.

  (M)
  Suscribir, comprar o de cualquiera manera legal adquirir, retener, vender o enajenar acciones, valores de cualesquiera certificados de acciones y otras garantías y obligaciones o bonos de gobierno de cualesquiera otra compañía e invertir o dar en préstamo cualesquiera de los dineros de la Sociedad, que no sean requeridos inmediatamente para sus operaciones, con o sin garantía en la forma y manera que determine la Junta Directiva.

  (N)
  Comprar, vender, hipotecar, arrendar, construir servidumbres de tránsito y gravámenes sobre bienes raíces, naves de su propiedad y en general sobre toda clase de bienes relacionados con los negocios de la Sociedad.

  (O)
  Vender, hipotecar, gravar o en otra forma afectar sus naves, y efectuar toda clase y cualesquiera operaciones del comercio marítimo, permitidas o autorizadas por la Ley Panameña o que se produzcan o autoricen en el futuro.

  (P)
  Comprar, vender, pignorar, negociar y comerciar en general en acciones, bonos y otros valores de otras sociedades anónimas sin considerar la clase de negocios a que tales sociedades se dedican y sin considerar la nacionalidad o domicilio de tales sociedades, y en general negociar en valores de sociedades anónimas en bolsa de varios países.

  (Q)
  Comprar, vender hipotecar, arrendar, administrar y generalmente negociar en bienes raíces donde quiera que estén situados hacer cualesquiera y todas clase de inversiones lícitas de cualesquiera clase o descripción.

  (R)
  Dedicarse al negocio de importación y exportación en general y obtener préstamos de cualesquiera persona, firma, banco o sociedad anónima que sean necesarios para sus negocios.

  (S)
  Garantizar tales préstamos según lo permita le Ley y prestar dinero con o sin garantía, a cualesquiera persona, firma o sociedad anónima según lo permita la Ley, también para asistir financieramente o de cualquier otra forma, con o sin recompensa y bajo las condiciones que la sociedad estime conveniente, a cualquier persona, entidad, compañía o sociedad en cualquiera partes del mundo, y en relación con dicha ayuda, a asumir y garantizar los derechos y deberes y obligaciones de dicha persona, entidad, compañía o sociedad y para expedir o procurar la expedición de compromisos de indemnización respecto a las obligaciones y deberes de dicha sociedad, persona, entidad o compañía, y para gravar las naves, inmuebles o bienes muebles pertenecientes a la sociedad, para afianzar cualquier garantía o compromiso de indemnización expedida u otorgada en consonancia con lo antes dicho.

  (T)
  Hacer todo y cuanto fuere necesario útil o conveniente o del caso para la realización de cualesquiera de los fines o para el logro de cualquiera de los objetos o el desarrollo de cualquiera de las facultades aquí anteriormente expresadas, como principales y hacer cualesquiera otro acto o cosa o cosas incidentales o pertinentes a ellos, o resultantes de, o que estén relacionados con cualquiera de los ya dichos fines, objetos o facultades o cualquiera parte o partes de los mismos y hacer cualesquiera acto o cosas hasta el mismo grado y tan plenamente como las personas naturales o jurídicas pudieran hacerlas en cualquier parte del mundo.

  (U)
  Dedicarse en general a cualquiera actividades comerciales lícitas en cualquier parte del mundo.

        TERCERO:    El Capital social será de la suma de DIEZ MIL DOLARES (US$10,000.00) moneda de curso legal de los Estados Unidos de Amércia, representado por DIEZ MIL (10,000.00) ACCIONES COMUNES, NOMINATIVAS O AL PORTADOR, a opción del tenedor, con un valor nominal de UN DOLAR (US$1.00), moneda legal de los Estados Unidos de Amércia, cada una.

        CUARTO.- Los Suscriptores del presente Pacto Social, Doctores DAVID DE CASTRO Y ROBLES Y CESAR MARIO ESCOBAR, convienen en suscribir una acción cada uno.

        QUINTO.- El domicilio de la Sociedad estará en la Ciudad de Panamá, República de Panamá, pero podrá establecer sucursales dentro o fuera de la República de Panamá, y su Agente Residente será la firma forense DE CASTRO & ROBLES, abogados panameños con apartado postal 7082, Panamá 5, República de Panamá.

        SEXTO.- La duración de la Sociedad será perpetua o hasta que sea disuelta por el voto de la mayoría de los Accionistas.

        SEPTIMO:    La sociedad tendrá no menos de tres (3) ni más de ocho (8) directores principales, los cuales contarán con sus respectivos suplentes, quienes podrán o no ser accionistas de la misma.

        OCTAVO:    Los Dignatarios de esta sociedad serán un Presidente, un Secretario y un Tesorero y una misma persona podrá desempeñar dos (2) o más cargos. Así mismo la sociedad tendrá un Director Ejecutivo, quien ejercerá su cargo por un período de dos (2) años, quien será para todos los efectos legales, el apoderado general de la empresa, y quien contará con las facultades propias de un administrador, en virtud de las cuales podrá representar a T M G OVERSEAS, S.A. ante cualquiera autoridad judicial, administrativa, entidad pública o privada, así como también podrá suscribir contratos de gestión y funcionamiento, expedir certificaciones, otorgar poderes para representación ante autoridades con o sin jurisdicción y en general, actuar a nombre de T M G OVERSEAS, S.A., tanto ante los gobiernos panameño y colombiano para trámites que permitan la operación normal, continua y eficaz de la empresa, al igual que celebrar cualquier clase de acto o contrato para el desarrollo del Objeto Social de la compañía, actos de enajenación, adquisición o gravamen de cualquier clase de activos, inclusive bienes inmuebles y buques, incluyendo a su vez la capacidad para constituir a la sociedad en garante de obligaciones de empresas filiales o subsidiarias de ésta cuya cuantía sea de hasta Un millón de Dólares (US$1,000,000.00) de los estados Unidos de América o su equivalente en otras monedas, los cuales deberán ser celebrados conjuntamente por el Director Ejecutivo y uno cualquiera de los directores.

        NOVENO.- El Presidente será el REPRESENTANTE LEGAL de la Sociedad y en su defecto la representación legal la ejercerá la persona que elija la Junta Directiva.

        DECIMO.- Todas las reuniones de los Accionistas y Directores de ésta Sociedad, para cualquier fin, podrán celebrarse en la República de Panamá, o en cualesquiera partes del mundo, y serán fijadas con anticipación suficiente.

        En cualquiera de éstas reuniones, cualquier Accionista o Director podrá estar representado y votar por medio de apoderado, nombrado por documento escrito, público o privado, con o sin poder de sustitución.

        DECIMO PRIMERO.- Cada acción tendrá derecho a un (1) voto en las Reuniones Generales de Accionistas.

        En todas las Reuniones de Accionistas, todas las cuestiones, cuya manera de ser decidida no estén específicamente reglamentadas por la Ley, serán determinadas por mayoría de votos de los Accionistas presentes o representadas por apoderados.

        DECIMO SEGUNDO.- La Junta Directiva tendrá el control y administración general de los asuntos y negocios de la Sociedad y están facultados para abrir mantener, trasladar, cerrar, negociar, descontinuar cualesquiera cuentas, sean de ahorros o de depósitos en general con cualquier banco o bancos u otra institución financiera, sea en la República de Panamá o en cualesquiera parte del mundo.

        DECIMO TERCERO.- La Sociedad se reserva el derecho de reformar, alterar, cambiar y revocar cualesquiera de las estipulaciones contenidas en éste Pacto Social Inicial, por el voto de la mayoría de los Accionistas.

        DECIMO CUARTO.- En todo lo demás que no haya sido previsto en éste Pacto Social, está Sociedad se regirá por las disposiciones generales de la Ley vigente sobre Sociedades Anónimas de la República de Panamá.

TMG OVERSEAS, S.A.
BY-LAWS

        ONE.- The corporate name of the corporation is:—TMG OVERSEAS, S.A.

        TWO.- The corporate purposes of the corporations, to be carry out in the Republic of Panama or abroad, are:

  (A)
  To establish, process and carry out financing services, to organize and carry out, assist, promote, council and participate financially or otherwise, in the organization, reorganization or liquidation of all kind of corporations, partnerships, entities, associations or financial institutions, either of commercial, industrial or joint venture nature, or otherwise; to sell or dispose of all kind of business, agreements, investments or participation thereof and act as representative, commissioner or agent for any of the purposes above cited, and in general, to render services to any other partnership, corporation or entity.

  (B)
  To acquire shares in stowing Colombian companies and container terminals, in any country; to acquire and lease containers; to carry out shipowner activities; and lease ships.

  (C)
  To build, purchase, sell, exchange, freight, own or use, operate as freighter or carrier, administer, equip and hire the crew for any kind of ships, vessels, whatever its propulsion mean.

  (D)
  To build all kind of buildings and structures related to all kind of industries or business for maritime trade, storage of goods, loading and transportation services.

  (E)
  To act as ship broker, custom and maritime insurance agent, and manage all real state and investment that maritime trade, shipping business and ship operation may need.

  (F)
  To act as principal or representative when carrying out all activities related to maritime trade within the purposes of the corporation.

  (G)
  To apply for before the Government of the Republic of Panama or any other governmental authority, and obtain any necessary procedures required by law, naturalization patents for ships and hiring weighing anchor crew for the ships under its administration.

  (H)
  To transact with negotiable instruments and real state related to sailing trade and shipping business as well as any other transactions required by ships.

  (I)
  To transact patents and patented improvement procedures related to the business of maritime trade in general.

  (J)
  Loan and borrow any amount of money, subscribe, accept, endorse, discount and issue promissory notes, drafts and any other negotiable instruments secured by means of pledge mortgage, trusts, bonds and any other guaranty acceptable in trade transactions.

  (K)
  To purchase, sell and transact with the shares of capital stock, as the Board of Directors may determine.

  (L)
  To purchase, acquire, guarantee, withhold, sell, assign, transfer, mortgage, pledge or otherwise secure with shares of capital stock, bonds, equities or any other debit certificate issued by other corporations engaged in maritime trade activities.

  (M)
  To subscribe, purchase, or otherwise acquire, withhold, sell or transfer shares, equity, certificates of shares and other guarantees and liabilities of governmental bond of any other company, and to invest or grant credits with the assets of the Corporation, provided those assets are not immediately required to operate, with or without guarantee, as the Board of Directors may determine.

  (N)
  To purchase, sell, mortgage, encumbrance or otherwise create a security interest against real state, ships owned by the Corporation, and in general, against any other property related to the business of the Corporation.

  (O)
  To sell, mortgage, encumbrance or otherwise create a security interest against the ships, and carry out all kind of maritime trading transactions, under the provisions of Panamanian law, or to be carried out or authorized in the future.

  (P)
  To purchase, sell, pledge, transact and trade common stock, bonds and other equities of any other corporations, notwithstanding the corporate purposes of such corporations and regardless of their nationality and corporate address, and in general, to transact with equities of other companies at the exchange stock in other countries.

  (Q)
  To purchase, sell, mortgage, lease, administer and transact with real state regardless of its location, and to carry out all kind of investments.

  (R)
  To import and export, and obtain loans from any individual, partnership, bank, corporation that may be necessary to the business of the corporation.

  (S)
  To grant security interest over such loans, and to borrow money with or without guarantee to any individual, partnership or corporation, as provided for by Law, as web as to provide financial assistance or otherwise, with or without remuneration under the conditions the corporation may deem appropriate, to any individual, entity, corporation or partnership in any country, and regarding such assistance, to assume and guarantee all rights, duties and obligations of such individual, entity, company or partnership, and to issue by itself or through third parties indemnity commitments regarding any such obligations and duties of such partnership, individual, entity or company, as well as to encumbrance the ships, real or personal state owned by the corporation to secure any guarantee or indemnity commitment issued or granted according to the above cited.

  (T)
  To carry out all necessary actions to comply with any and all corporate purposes or to exercise any of the powers above cited as principal, and to carry out any other related or incidental acting, or resulting from, or related to any of said corporate purposes or powers or any portion thereof, and to carry out any other action that individuals or corporations are authorized to carry out, in any country.

  (U)
  To carry out all trading activities in any country.

        THREE:    The capital stock is in the amount of TEN THOUSAND US DOLLARS (US$10,000.00), represented by TEN THOUSAND (10,000.00) NOMINATIVE OR BEARER COMMON SHARES, at choice of holder, par value ONE US DOLLAR (US$1.00), each.

        FOUR.- The undersigned Mr. DAVID DE CASTRO Y ROBLES and Mr. CESAR MARIO ESCOBAR, agree to subscribe one share each.

        FIVE.- The corporate address of the Corporation is in the City of Panama, Republic of Panama, but the corporation may establish any branches or agencies within the Republic of Panama or abroad, and its Registered Agent is DE CASTRO & ROBLES, Panamanian attorneys at law, its domicile is apartado postal 7082, Panamá 5, República de Panamá.

        SIX.- The term of the corporation is indefinite, or until dissolution by majority vote of Shareholders.

        SEVEN:    The Corporation shall have no less than three (3) nor more than eight (8) directors, who shall have their corresponding alternates, who not need to be shareholders of the Corporation.

        EIGHT:    The Officers of the corporation shall be the President, Secretary and Treasurer, and the same individual may hold two or more positions. Likewise, the Corporation shall have a Chief Executive Office, who shall hold office for a 2-year period, and who for all legal effects, shall be considered as attorney-in-fact of the Company, and who shall have all powers of administration, and therefore he or she may represent T M G OVERSEAS, S.A. before any judicial, administrative authority, public or private authority, and to execute administration and operation agreements, certificate, grant powers of attorney to appear before the authorities with or without jurisdiction,and in general, to execute all actions on behalf of T M G OVERSEAS, S.A., before Panamanian and Colombian governments to carry out all process for the normal, continued and efficient operation of the Company, and to enter into any kind of agreements to comply with the Corporate Purpose of the Company, transfer, acquisition or encumbrance actions of any kind of assets, including real state and ships, and also including the power to bind the corporation as guarantor of the obligations of its affiliates or subsidiaries up to the amount of one million US Dollars (US$1,000,000.00) or its equivalent in other foreign currencies, which may be executed jointly with Chief Executive Officer and one director.

        NINE.- The President shall be the LEGAL REPRESENTATIVE of the Corporation, and in the absence of this officer, and the individual appointed by the Board of Directors shall act as representative thereto.

        TEN.- All Meetings of Shareholders and Meetings of the Board of Directors of the Corporation, may be held within the Republic of Panama, or any other place as determined by such meetings.

        The Shareholders and Directors may attend the meeting by proxy designated in writing, who shall have the power to vote thereat, and may or may not have substitution powers.

        ELEVEN.- Each share shall be entitled to one (1) vote at the General Meetings of Shareholders.

        All business to be transacted by the General Meeting of Shareholders and not provided for by law, shall be resolved by majority vote of shareholders present or represented thereat.

        TWELVE.- The business and affairs of the Corporation will be managed by the Board of Directors, and it will have the power to open, keep, move, close, transact and cancel any kind of savings or deposits accounts at any bank or financial institution, either within the Republic of Panama or abroad.

        THIRTEEN.- The corporation reserves for itself the right to amend, change, modify and revoke any of the provisions hereof. This kind of resolutions shall be adopted by majority vote of Shareholders.

        FOURTEEN.- As to anything not provided for in this By-Laws, this Corporation shall be governed by the Corporations Law in force in the Republic of Panama.

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  Exhibit 3.22
TMG OVERSEAS, S.A. ESTATUTOS SOCIALES
TMG OVERSEAS, S.A. BY-LAWS